                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 6-K/A


REPORT OF FOREIGN ISSUER PURSUANT TO SECTION 13a-16 OR 15d-16
                  OF THE SECURITIES EXCHANGE ACT OF 1934

       For the Month Ended                         Commission file number
       March 31, 2000                              0-14884


            Exact name of the registrant as specified in its charter

                              SAND TECHNOLOGY INC.
              (formerly Sand Technology Systems International Inc.)

                          Jurisdiction of Incorporation
                                     CANADA

                     Address of principal executive offices:

                     4141 SHERBROOKE STREET WEST, SUITE 410
                        WESTMOUNT, QUEBEC, CANADA H3Z 1B8

                            TELEPHONE (514) 939-3477


         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

         Form 20-F   X                                       Form 40-F
                   -----                                               -----

         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

          Yes  _____                                          No   X
                                                                 -----

         If "Yes" is marked, indicated below the file number assigned to the registrant in connection with Rule 12g3-2(b): N/A.
                                             -----

                           Total number of pages is 5

         The undersigned registrant hereby amends its Form 6-K for the month ended March 31, 2000 as set forth in the following pages attached hereto:


         PAGE                       ITEM
         ----                       ----

         4                          Statement of Operations  (Unaudited)

         6                          Consolidated Statement of Operations and
                                    Deficit for the Periods Ended January 31,
                                    2000 and January 31, 1999

         9                          Notes to Condensed Consolidated Financial
                                    Statements January 31, 2000 (Unaudited)


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 6-K/A to be signed on its behalf by the undersigned, thereto duly authorized.


                                        SAND TECHNOLOGY INC.



May 17, 2000                            /s/   GEORGES DUBE
                                        -----------------------
                                        Georges Dube
                                        Secretary

SAND TECHNOLOGY INC.
Consolidated Statement of Operations
(Unaudited)

        IN CANADIAN DOLLARS
        -------------------

                                      3 Months Ended      6 Months Ended      3 Months Ended       6 Months Ended
                                      JAN. 31, 2000       JAN. 31, 2000       JAN. 31, 1999        JAN. 31, 1999
                                   -----------------   -----------------   -----------------    ----------------
Net Sales                          $      1,216,504   $       1,790,393   $         409,134    $      1,055,856


(Loss) earnings from operations    $     (2,566,368)   $     (5,059,606)   $     (1,984,753)    $    (3,644,090)

Equity Income from Affiliate       $              -    $        283,510   $         173,185     $       588,120

Profit on sale of Affiliated       $              -    $      3,792,296   $               -     $             -
Company

Net (loss) earnings                $     (2,453,927)   $       (752,166)   $     (1,789,166)    $    (3,104,477)

(Loss) earnings per share          $          (0.28)   $          (0.09)   $          (0.21)    $         (0.36)

Weighted average number of         $      8,920,380    $      8,724,293    $      8,520,206     $     8,520,206
shares outstanding



                                                       - 30 -

                              SAND TECHNOLOGY INC.

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                     FOR THE PERIODS ENDED JANUARY 31, 2000
                              AND JANUARY 31, 1999
            ---------------------------------------------------------
                          (Stated in Canadian Dollars)

                                       3 mths ended      6 mths ended      3 mths ended       6 mths ended
                                      Jan. 31, 2000     Jan. 31, 2000     Jan. 31, 1999      Jan. 31, 1999
                                          UNAUDITED         UNAUDITED         UNAUDITED          UNAUDITED
                                     --------------       -----------      ------------     --------------
Net Sales                            $    1,216,504       $ 1,790,393      $    409,134     $    1,055,856
Research & development
       costs                             (1,635,449)       (2,869,687)       (1,173,000)        (2,267,074)
Selling general &
       admin. expenses                   (1,936,321)       (3,401,326)       (1,116,932)        (2,313,002)
Cost of sales                              (209,357)         (578,830)         (213,100)          (290,185)
Net Interest/Investment expense              (1,745)             (156)          109,145            170,315
                                     --------------       -----------      ------------     --------------
       Income from operations            (2,566,368)       (5,059,606)       (1,984,753)        (3,644,090)
                                     --------------       -----------      ------------     --------------
Foreign exchange (loss) Earnings            112,441           231,634            22,402            (48,507)
Profits on sale of affiliated
       company                                    -         3,792,296           173,185            588,120
Equity earnings of affiliated company             -           283,510                -                   -
Net income before
       income taxes                      (2,453,927)         (752,166)       (1,789,166)        (3,104,477)


Income taxes  (Note 3)                          -                -                -                 -

Net Earnings                             (2,453,927)         (752,166)       (1,789,166)        (3,104,477)

Retained earnings
(Deficit) at
beginning of period                      (1,338,394)       (3,040,155)          605,498          1,920,809
                                     --------------       -----------      ------------     --------------
Retained earnings
 (Deficit) at end of
period                                   (3,792,321)       (3,792,321)         (374,396)          (374,396)
                                     --------------       -----------      ------------     --------------
Income per Share                     $       ( 0.28)     $      (0.09)   $       ( 0.21)    $       ( 0.36)
                                     --------------       -----------      ------------     --------------
Weighted average no.
       of shares outstanding              8,920,380         8,724,293         8,520,206          8,520,206
                                     --------------       -----------      ------------     --------------


       ($1 = US $0.69 - average for the 3 months ended January 31, 2000) ($1 = US $0.66 - average for the 3 months ended January 31, 1999)

           See accompanying Notes to Consolidated Financial Statements

                              SAND TECHNOLOGY INC.


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                           JANUARY 31, 2000 UNAUDITED

($1 = US $0.69 - average for the 3 months ended January 31, 2000)
($1 = US $0.66 - average for the 3 months ended January 31, 1999)

The following notes should be read in conjunction with the notes accompanying the audited financial statements for the year ended July 31, 1999.

NOTE 1

         Management is of the opinion that all necessary adjustments have been made in order to present fairly the results for the three month and six month periods ended January 31, 2000 and the three month and six month periods ended January 31, 1999.

NOTE 2

         Results of operations for the three month period ended January 31, 2000 may not be indicative of results for the year ending July 31, 2000.

NOTE 3

         The provision for income tax has been offset by the benefit of prior years' tax losses.

NOTE 4

         Short term investments are valued at the lower of cost or current fair market value (if the difference is significant).

NOTE 5            CLASS A COMMON STOCK

Authorized
         An unlimited number of Class A
         Common shares without par value

Issued and outstanding:

         At July 31, 1999          8,528,206        $8, 781,335
         At January 31, 2000       8,968,206        $8, 941,033


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